UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 4, 2010

LINEAR TECHNOLOGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-14864	94-2778785
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1630 McCarthy Boulevard
Milpitas, California 95035
(Address of principal executive offices, including zip code)

(408) 432-1900
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.  Submission of Matters to a Vote of Security Holders.

At the 2010 Annual Meeting of Stockholders of the Company, held on November 3, 2010, in Milpitas, California, the stockholders elected members of the Company’s Board of Directors; approved the Company’s 2010 Equity Incentive Plan; and ratified the appointment of Ernst & Young LLP as the independent registered public accounting firm.

The vote for nominated directors was as follows:

NOMINEE	FOR	WITHHELD
Robert H. Swanson, Jr.	186,367,301	3,443,926
Lothar Maier	187,835,774	1,975,453
Arthur C. Agnos	147,404,441	42,406,786
John J. Gordon	147,483,886	42,327,341
David S. Lee	185,789,216	4,022,011
Richard M. Moley	143,449,315	46,361,912
Thomas S. Volpe	146,915,164	42,896,063

The vote to approve the Company’s 2010 Equity Incentive Plan was as follows:

FOR	AGAINST	ABSTAIN
115,139,897	74,469,427	201,903

The vote to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for fiscal year 2011 was as follows:

FOR	AGAINST	ABSTAIN
206,037,127	1,245,014	172,074

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINEAR TECHNOLOGY CORPORATION
(Registrant)

Date:	November 8, 2010
		By:	/s/ Paul Coghlan
Paul Coghlan
Vice President, Finance and Chief Financial Officer